Exhibit 10.35

DECLARATION OF TRUST

The undersigned, as the authorized representative of Shanghai Quo Advertising Company Co., Ltd.(上海高界广告有限公司), a company incorporated under the law of the People’s Republic of China (“PRC”) with its registered address at Room 328, 2ND Block, 555 Qingyun Road, Shanghai, PRC, Registration No. 310108000161126 (hereinafter referred to as “Quo”), do hereby declare as follows:

1.
THAT the 30% of the equity interests in Yigao (Shanghai) Advertisement Co., Ltd. currently held by Quo (the “Equity Interests”) do not belong to Quo but to Linkrich Enterprise Advertising and Investment Limited, with the registered office at 3908, Shell Tower, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong (hereinafter referred to as "the Beneficial Owner" which expression shall include its successors in title and assigns);

2.
THAT Quo holds and shall hold the Equity Interests as nominee UPON TRUST for the Beneficial Owner and undertake to transfer pay and deal with the Equity Interests and the dividends and interest payable in respect of the same and exercise all interests and other rights which may accrue to Quo by virtue thereof in such manner as the Beneficial Owner shall from time to time direct and Quo further undertakes that:

(a)
Quo will at the request of the Beneficial Owner appoint directors and/or management staff as designated by the Beneficial Owner and permit such designee to act on instructions from the Beneficial Owner directly;

(b)
Quo will at the request of the Beneficial Owner attend all meetings of owners of equity interests which Quo will be entitled to attend by virtue of being the registered holder of the Equity Interests and will vote at any such meetings in such manner as directed by the Beneficial Owner, which include but not limited to any resolution relating to any proposed liquidation of Yigao (Shanghai) Advertisement Co., Ltd.;

(c)	Quo will copy to the Beneficial Owner any communications regarding Yigao (Shanghai) Advertisement Co., Ltd. that are received by Quo and reply as instructed by the Beneficial Owner thereafter;

(d)	Quo undertakes, when called upon to do so by the Beneficial Owner, to transfer the Equity Interests to the Beneficial Owner or as the Beneficial Owner may direct;

(e)	except as permitted in writing by the Beneficial Owner, Quo shall not deal with the Equity Interests in any way; and

(f)
except as permitted in writing by the Beneficial Owner, Quo shall not assign any rights, interests and/or obligations in the Equity Interests Quo may have under this declaration of trust or otherwise to any third party.

3.
As security for Quo’s due performance owed to the Beneficial Owner under this declaration of trust, Quo hereby unconditionally and irrevocably appoints the Beneficial Owner Quo’s attorney to execute such documents or deeds or do such acts as the Beneficial Owner deems necessary to transfer pay and deal with the Equity Interests and the dividends and interest payable in respect of the same and exercise all interests and other rights which may accrue to Quo by virtue thereof.

4.
The Beneficial Owner agrees to assume all the costs, expenses and liabilities arising from or in connection with the TRUST incurred by Quo acting with the scope of authority and/or in accordance with the instructions of the Beneficial Owner, and to indemnify and hold Quo harmless from such costs, expenses and liabilities.

5.
Quo agrees that any dispute arising from, out of or in connection with this declaration of trust, or the breach, termination or invalidity thereof, may be settled by arbitration conducted at Hong Kong International Arbitration Centre, in accordance with its then Domestic Arbitration Rules.  In the event of such arbitration, the arbitration tribunal shall consist of three (3) members, one of whom shall be appointed by the Beneficial Owner, another member of whom shall be appointed by Quo, and the third of whom shall be appointed by mutual agreement of the two appointed arbitrators and shall act as the chairman of the arbitration tribunal.

6.	This declaration of trust shall be governed and construed in accordance with the laws of Hong Kong Special Administrative Region of the People’s Republic of China.

IN WITNESS whereof Quo has duly executed this declaration on 1st day of January
              2010.

SIGNED SEALED AND DELIVERED   )
AS A DEED                                              )

Shanghai Quo Advertising Company Co.

By : /s/ Kang Qian
Name:      Kang Qian
Title:        Executive Director and Legal Representative